                                                                 EXHIBIT - 4.3

                              MULTIGRAPHICS, INC.
                          AMENDED AND RESTATED BY-LAWS

                                   ARTICLE I
                               CORPORATE OFFICES

     The registered office of the Corporation within the State of Delaware shall be located at the principal place of business of its registered agent. The Corporation may also have such other offices at such places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meetings. The annual meeting of stockholders shall be held each year on such day in the Month of December or any other date designated by the Board of Directors and stated in the notice of meeting for the purposes of electing directors by written ballot and transacting such other business as may be properly brought before the meeting.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have substantially complied in all material respects with the timeliness, eligibility and other requirements of Rule 14a-8 entitled "Proposals of Security Holders" promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). In addition, a stockholder's notice must be sent to the attention of the Corporation's Secretary and must set forth
(a) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the proposed business and the reasons for conducting such business at the annual meeting, (b) the stockholder's name and record address, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) the dates upon which he acquired beneficial ownership of such securities, (e) appropriate documentary support to the stockholder's claim of beneficial ownership of such securities, and (f) a brief description of any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II, Section 1. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 1 and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called only by the Chief Executive Officer, a majority of the Board of Directors, or a majority of stockholders.

     Section 3. NOTICES OF MEETINGS. A written notice of each meeting of stockholders stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     Section 4. PLACE OF MEETINGS. Meetings of stockholders shall be held at such places, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of meeting.

     Section 5. QUORUM. The holders of a majority of the issued and outstanding shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall be required and shall constitute a quorum for the transaction of business. If holders of a majority of such shares are not present in person or represented by proxy at any meeting, those stockholders who are present in person or represented by proxy shall have the authority to adjourn the meeting from time to time until the holders of the required number of shares are present or represented.

     Section 6. ADJOURNMENT. When a meeting of stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted had a quorum been present at the time originally designated for the meeting; provided, that if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7. VOTING. Each stockholder having the right to vote at a meeting of stockholders shall be entitled, as to each matter submitted to a vote, to one vote for each share of voting stock held of record by such stockholder. At any meeting of stockholders at which a quorum is present, all elections shall be determined by plurality vote of stockholders entitled to vote thereon present in person or represented by proxy; and all other matters submitted to vote shall be decided by majority vote of stockholders entitled to vote thereon present in person or represented by proxy.

     Section 8. PROXIES. A stockholder entitled to vote at a meeting of stockholders may vote by proxy appointed by a written instrument duly signed by or on behalf of such stockholder and bearing a date not more than three years prior to the meeting unless the proxy provides for a longer period.


                                  ARTICLE III
                         FIXING DATE FOR DETERMINATION
                           OF STOCKHOLDERS OF RECORD

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed,
(i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE IV
                               ACTION BY CONSENT

     Section 1. RECORD DATE. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice, request the Board of Directors to fix a record date. The Board of Directors shall, at its next regularly scheduled meeting but in no event more than 10 business days after receipt of such a request, fix a record date which shall be no more than 15 days thereafter, unless a later date shall be specified by such stockholder in which case the record date shall be the date so specified or, if such date falls on a Saturday, Sunday or legal holiday, the record date shall be determined by the Board of Directors to be the day next following which is not a Saturday, Sunday or legal holiday. Each such notice shall set forth: (a) the name and address of the stockholder who intends to seek corporate action by written consent; (b) a representation that the stockholder is a holder of record of stock of the Corporation; (c) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) pursuant to which the request for corporate action by written consent is to be made by the stockholder; and
(d) such other
information regarding each action proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the action been proposed by the Board of Directors.

     Section 2. DATE OF CONSENT. The date for determining if an action has been consented to by the holder or holders of shares of outstanding stock of the Corporation have the requisite voting power to authorize or take the action specified therein (the "Consent Date") shall be the 55th day after the record date fixed by the Board pursuant to Section 1 of this Article IV; provided, however, that if such day falls on a Saturday, Sunday or legal holiday, the Consent Date shall be the day next following which is not a Saturday, Sunday or legal holiday.

     Section 3. PROCEDURES. In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and related revocations (each such written consent and related revocation is referred to in this Article IV as a "Consent"), the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent and whether the corporate action purported to be authorized or taken may legally be taken by the stockholders of the Corporation; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the Corporation shall designate two persons who may not be members of the Board to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the Secretary of the Corporation under this Article IV, Section 3. If after such investigation the Secretary or the inspectors (as the case may be) shall determine that the consent is valid and that the action purported to be authorized or taken may legally be taken by the stockholders of the Corporation, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consent shall be filed in such records at which time the Consent shall become effective as stockholder action; provided, however, that if any proceedings have been commenced in the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for an adjudication of any legal issues incident to determining the validity of the Consent or the legality of the action purported to be authorized or taken thereby, neither the Secretary nor the inspectors (as the case may be) shall make such certification or filing and the Consent shall not become effective as stockholder action until the final termination of such proceedings unless and until such Court shall have determined that such proceedings are not being pursued expeditiously and in good faith. In conducting the investigation required by this Article IV, Section 3, the Secretary or the inspectors (as the case may be) may at the expense of the Corporation retain special legal counsel and any other necessary or appropriate professional advisors and such other personnel as they may deem necessary or appropriate to assist them and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

                                   ARTICLE V
                                   DIRECTORS

     Section 1. NUMBER, TERM AND NOMINATION. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than three nor more than fifteen members, the number of which shall be fixed by the Board of Directors. Each director shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified or until his earlier resignation or removal.

     Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if the stockholder making the nomination has substantially complied in all material respects with the requirements of Rule 14a-8 entitled "Proposals of Security Holders" and Rule 14a-11 entitled "Special Provisions Applicable to Election Contest" promulgated under the 1934 Act. The stockholder making the nomination must send written notice to the Corporation's Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting, and
(ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first mailed or otherwise sent to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee as would be required to be included pursuant to Regulation 14A or any other applicable rule of the 1934 Act; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 2. COMMITTEES. The Board of Directors, by resolution passed by a majority of the whole Board, may designate one or more committees, each committee to consist of one or more directors of the Corporation. In the event of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the
meeting in the place of any such absent or disqualified member.   Any such
committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent proscribed by statute.

     Section 3. COMPENSATION. Directors shall receive such compensation as shall be fixed by the Board of Directors and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties. Directors may also serve the Corporation in any other capacity and receive compensation therefor.

     Section 4. VACANCIES. Vacancies occurring for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office or by a sole remaining director.

     Section 5. QUORUM AND VOTING. A majority of the entire Board of Directors or of the membership of any committee thereof shall constitute a quorum for the transaction of business, and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors of such committee.

     Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such places, within or without the State of Delaware, and at such times as the Board of Directors or committee members may determine from time to time.

     Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors or any committee thereof may be called at the request of the Chairman of the Board, the President, or the greater of one-third or any two of the members of the Board of Directors or committee for which the special meeting is to be held. Special meetings shall be held at such places, within or without the State of Delaware, and at such times as may be stated in the notice of meeting. Written notice of each special meeting shall be given to each director or, in the case of committee meetings, to each committee member either (i) personally, by telegram or by fax at least 24 hours before such meeting, or (ii) by mail at least three days before such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, addressed to the director at his principal place of business or residence. Notice of a meeting need not state the purpose of, or the business to be transacted at, such meeting.

     Section 8. MEETING BY TELEPHONE. Directors may participate in any meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed to be present in person at such meeting.

     Section 9. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to the taking of such action, all members of the Board or committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                   ARTICLE VI
                                WAIVER OF NOTICE

     Whenever notice is required to be given by statute or under any provision of the certificate of incorporation or these by-laws, written waiver thereof, signed by the person entitled to notice whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of the Board of Directors need be specified in any written waiver of notice.


                                  ARTICLE VII
                                    OFFICERS

     Section 1. ELECTION AND TERM. At the first meeting of the Board of Directors following the annual meeting of stockholders, or as soon thereafter as is conveniently possible, the Board of Directors shall elect a Chairman of the Board, President, one or more Vice Presidents (any one or more of which may be designated as a Senior or Executive Vice President), Treasurer and Secretary and may elect a Vice Chairman of the Board, a Controller and such Assistant Treasurers, Assistant Controllers, Assistant Secretaries and other officers as the Board of Directors may determine. The Board of Directors may elect officers at such additional times as it deems advisable. Each officer of the Corporation shall serve until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except that neither the President nor the Chairman of the Board may serve as the Secretary or a Vice President.

     Section 2. REMOVAL. The Board of Directors may remove any officer, with or without cause, at any time by a vote of a majority of the Board of Directors, but no such removal shall prejudice the contract rights, if any, of the person so removed.

     Section 3. VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason.

     Section 4. COMPENSATION. The salaries and other compensation of the officers of the Corporation shall be determined by the Board of Directors or by the Chairman of the Board or a committee of the Board of Directors acting under authority delegated by the Board of Directors.

     Section 5. DUTIES. The duties and powers of the officers of the Corporation shall be as follows:

     (a) Chairman of the Board - The Chairman of the Board shall (i) be chosen from among the members of the Board of Directors, (ii) preside at all meetings of stockholders and the Board of Directors and (iii) perform such other duties as from time to time may be assigned by the Board of Directors.

     (b) Vice Chairman of the Board - The Vice Chairman of the Board shall (i) be chosen from among the members of the Board of Directors, (ii) preside at all meetings of stockholders and the Board of Directors during the absence or disability of the Chairman of the Board and (iii) perform such other duties as from time to time may be assigned by the Chairman of the Board of the Board of Directors.

     (c) President - The President shall (i) preside at all meetings of the stockholders and the Board of Directors during the absence or disability of the Chairman and Vice Chairman of the Board, (ii) be the Chief Executive Officer of the Corporation, (iii) be primarily responsible for the general management of the business affairs of the Corporation and for implementing the policies and directives of the Board of Directors, (iv) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation's business and (v) perform such other duties as from time to time may be assigned to him by the Board of Directors.

     (d) Vice President - the Vice Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President and shall perform such other duties as the President or the Board of Directors may assign to them.

     (e) Treasurer - The Treasurer shall (i) have general supervision over the funds of the Corporation and the investment or deposit thereof (ii) advise the officers and, if requested, the Board of Directors as the President or the Board of Directors may assign to such person.

     (f) Assistant Treasurers - the Assistant Treasurers, in the order designated by the Board of Directors, shall exercise the duties of the Treasurer during the absence or disability of the Treasurer and shall perform such other duties as the Treasurer or the Board of Directors may assign to them.

     (g) Secretary - The Secretary shall (i) attend all meetings of the stockholders, the Board of Directors and all committees of the Board of Directors and record all proceedings of such meeting in a book to be kept for that purpose, (ii) give, or cause to be given, such notice as is required of all meetings of the stockholders, Board of Directors and committees of the Board of Directors and
(iii) perform such other duties as the Chairman of the board or the Board of Directors may assign to him.

     (h) Assistant Secretaries - The Assistant Secretaries, in the order designated by the Board of Directors, shall exercise the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as the Secretary or the Board of Directors may assign to them.


                                  ARTICLE VIII
                                INDEMNIFICATION

     Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise tax or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article VIII, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

     Section 2. To obtain indemnification under this Article VIII, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Company. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change of Control" (as hereinafter defined), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

     Section 3. If a claim under Section 1 of this Article VIII is not paid in full by the Company within 30 days after a written claim pursuant to Section 2 of this Article VIII has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the

General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 4. If a determination shall have been made pursuant to Section 2 of this Article VIII that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to Section 3 of this Article VIII.

     Section 5. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 3 of this Article VIII that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Article VIII.

     Section 6. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article VIII shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     Section 7. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Company maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 8 of this article VIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

     Section 8. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses to directors and officers of the Company.

     Section 9. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this
Article VIII (including, without
limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 10. For purposes of this Article VIII:

     a. "Change of Control" means (i) the replacement of a majority of the Board of Directors of the Company from the directors who constituted the Board of Directors at the close of business on the "Effective Date" of the Company's Plan or Reorganization dated September 29, 1993, and such replacement shall not have been approved by the Board of Directors of the Company as constituted on such Effective Date (or as changed over time with the approval of the Board of Directors of the Company) or (ii) a person or entity or group of persons or entities acting in concert shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, after such Effective Date, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing more than 50% of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directions.

     b. "Disinterested Director" means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

     c. "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant's rights under this Article VIII.

     Section 11. Any notice, request or other communication required or permitted to be given to the Company under this Article VIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company and shall be effective only upon receipt by the Secretary.

                                   ARTICLE IX
                                 CORPORATE SEAL

     The Corporation shall have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "corporate seal."

                                   ARTICLE X
                                  FISCAL YEAR

     The fiscal year of the Corporation shall begin the first day of August each year.

                                   ARTICLE XI
                                   AMENDMENTS

     Section 1. AMENDMENTS BY THE BOARD OF DIRECTORS. Except as otherwise proscribed by law or by these By-Laws, the Board of Directors may alter, amend or repeal these by-laws, subject to the right of the stockholders entitled to vote to alter, amend or repeal any by-laws made by the Board of Directors.

     Section 2. AMENDMENTS TO ARTICLE VIII. Subject to the right of the stockholders entitled to vote to alter, amend or repeal any by-laws made by the Board of Directors, the Board of Directors shall not alter, amend or repeal
Article VIII herein entitled "Indemnification" without the affirmative vote of 80% of the directors then in office. No amendment to Article VIII of the By-laws by the Board of Directors shall be given retroactive effect, if such amendment would eliminate, restrict or in any other manner adversely affect the rights of any person thereunder.